Exhibit 99.1

PRESS RELEASE

Media Contact	Investor Relations
Tucker McNeil tel: +1 804.444.6397 mediainquiries@mwv.com	Jason Thompson tel: +1 804.444.2556

MWV Reports First Quarter Sales and Earnings Growth

First Quarter 2014 Highlights:

•	Earnings from continuing operations of $0.18 per share, $0.23 ex-items vs. $0.09 on the same basis

•	EBITDA ex-items increases to $191 million, up 24% driven by significant margin expansion in all packaging businesses

•	Program to accelerate profitability on track to achieve $75 million in savings in 2014

•	Sales of $1.32 billion were up 1% (+3% ex-currency) led by favorable price/mix

RICHMOND, Va., April 30, 2014—MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions, reported improved results and EBITDA margin expansion in all packaging businesses in the first quarter of 2014 compared to the first quarter of 2013 (see table below). As a result, total company EBITDA ex-items increased 24% to $191 million, or 14% of sales. Refer to the “Use of Non-GAAP Measures” section of this release for further information.

	EBITDA ($MM)	Δ vs. prior year	EBITDA Margin	Δ vs. prior year
Food & Beverage	$109	+15%	14.3%	+180 bps
Home, Health & Beauty	29	+45%	14.1%	+350 bps
Industrial	26	+24%	20.3%	+440 bps
Specialty Chemicals	59	+2%	25.4%	-30 bps

“We are focused on ensuring that continued progress with our profitable growth strategy becomes even more evident in our bottom line performance, aiming for market-leading margins in each business,” said John A. Luke Jr., chairman and chief executive officer, MWV. “Through disciplined execution of our strategy, we more than doubled earnings per share compared to the first quarter last year, and increased profitability in each of our packaging businesses.

“Our end-market participation strategies have delivered market share gains with top customers, along with increased sales of innovative new products and growth in key regions around the world,” Luke continued. “During the first quarter, we increased volumes for beverage packaging, aseptic liquid packaging and food service paperboard. We also delivered double digit sales growth across the plastic dispensing platform in Home, Health & Beauty, driven by the rebound in the North American lawn and garden market and strong growth in our fragrance business.

“In all, we made good progress in the first quarter and we are confident that our strategies will deliver even greater performance going forward – including increased earnings and cash flow for the full year.”

Quarterly Comparison

Sales from continuing operations in the first quarter of 2014 were $1.32 billion compared to $1.31 billion in the first quarter of 2013. Income from continuing operations attributable to the company in the first quarter of 2014 was $31 million or $0.18 per share, compared to a loss of $2 million or $0.01 per share in 2013. Income from continuing operations attributable to the company excluding special items was $39 million or $0.23 per share for the first quarter of 2014, compared to $16 million or $0.09 per share for the first quarter of 2013.

First Quarter Segment Results

Following is a summary of first quarter 2014 results by business segment. All comparisons of the results for the first quarter of 2014 are with the first quarter of 2013 on a continuing operations basis.

Food & Beverage

In the Food & Beverage segment, sales were $763 million in the first quarter of 2014 compared to $761 million in the first quarter of 2013. EBITDA increased 15% to $109 million in the first quarter of 2014 compared to $95 million in the first quarter of 2013.

•	3% price/mix improvement from gains across all targeted paperboard end-markets

•	Volume growth in global beverage (+3%), aseptic liquid packaging (+11%) and food service (+5%)

•	Positive productivity excluding $17 million of negative weather-related operational impacts (total negative weather-related impacts were $25 million)

•	$8 million productivity benefit from new Covington biomass boiler; on track with company’s IRR target

•	Good bounceback in volumes in March (+17%); strong backlogs in bleached paperboard and CNK® – 5 to 6 weeks

Home, Health & Beauty

In the Home, Health & Beauty segment, sales were $205 million in the first quarter of 2014 compared to $188 million in the first quarter of 2013. EBITDA increased 45% to $29 million in the first quarter of 2014 compared to $20 million in the first quarter of 2013.

•	Home & Garden sales growth (+19%) from stronger lawn and garden business and share gains with innovative trigger and aerosol actuator solutions

•	Beauty & Personal Care sales growth (+12%) from stronger fragrance business (+23%) with share gains in Melodie® product line

•	Healthcare dispensing sales growth (+16%) from continued preservative-free pump penetration

•	Positive productivity from higher injection molding plant loadings and operational excellence initiatives

•	Agreement reached in April for sale of European Beauty & Personal Care folding carton business

•	$3 million negative impact from European Beauty & Personal Care folding carton business and Brazil transformation; Brazil dispensing sales up 14% in local currency

Industrial

In the Industrial segment, sales were $128 million in the first quarter of 2014 compared to $132 million in the first quarter of 2013. EBITDA increased 24% to $26 million in the first quarter of 2014 compared to $21 million in the first quarter of 2013.

•	14% segment sales growth ex-currency

•	Price/mix improvement (+13%) from pricing initiatives aimed to offset inflation

•	Volume essentially unchanged from increased sales of high-quality paper offsetting lower corrugated solutions volume

•	Positive productivity from increased production and cost optimization efforts at the expanded Brazilian paperboard facility

Specialty Chemicals

In the Specialty Chemicals segment, sales were $232 million in the first quarter of 2014 compared to $226 million in the first quarter of 2013. EBITDA increased 2% to $59 million in the first quarter of 2014 compared to $58 million in the first quarter of 2013.

•	Volume growth (+3%) and price/mix improvement (+1%) from gains in higher value strategic markets – oilfield, asphalt, adhesives, carbon technologies

•	Positive productivity from improved utilization rates

Community Development and Land Management

Sales for the Community Development and Land Management segment were $2 million in the first quarter of 2014 compared to $5 million in the first quarter of 2013. A loss of $3 million was reported in the first quarter of 2014 compared to a loss of $4 million in the first quarter of 2013.

Other Items

During the first quarter of 2014, the company entered into an accelerated stock repurchase program with certain financial institutions and repurchased $300 million of MeadWestvaco’s common stock using proceeds from the recent transaction with Plum Creek Timber Company, Inc. As a result, approximately 7.5 million shares were retired; however, additional shares are expected to be received by the company at the conclusion of the program no later than June 30, 2014.

In the first quarter of 2014, total pre-tax input costs of energy, raw materials and freight increased by $13 million compared to the first quarter of 2013 on a continuing operations basis.

In the first quarter of 2014, the pre-tax impact on earnings from foreign currency exchange was flat compared to the first quarter of 2013 on a continuing operations basis.

Cash flow used in operating activities from continuing operations was $207 million in the first quarter of 2014 compared to $110 million in the first quarter of 2013, reflecting a one-time alternative minimum tax payment of $98 million pursuant to the sale of forestlands in the fourth quarter of 2013, as well as higher working capital levels including increased inventories from strong production in March in response to customer demand.

Capital spending declined to $66 million in the first quarter of 2014 compared to $115 million in the first quarter of 2013, reflecting lower overall investment primarily related to the Covington biomass boiler, which was completed in the fourth quarter of 2013.

The effective tax rate attributable to continuing operations, excluding the effects of discrete tax items, was approximately 29% in the first quarter of 2014. The mix and level of earnings between domestic and foreign operations contributed to the difference between the effective tax rate and statutory rates.

During the first quarter of 2014, MWV paid a regular quarterly dividend of $0.25 per share and a special dividend of $1.00 per share using proceeds from the recent transaction with Plum Creek Timber Company, Inc. On April 28, 2014, MWV declared a regular quarterly dividend of $0.25 per common share. The payment of the dividend will be made on June 2, 2014, to shareholders of record at the close of business on May 8, 2014.

Second Quarter 2014 Outlook

For the second quarter of 2014, earnings excluding special items are expected to be well above last year. While the company anticipates negative impacts from the cost of raw materials and currency weaknesses, the principal factors driving the expected improvement are:

•	Increases in consumer and industrial packaging volumes, including paperboard and plastic dispensing solutions across major end-markets

•	Benefits from ongoing value-based pricing initiatives across all packaging businesses

•	Productivity improvements and continued positive operating leverage from increased plant utilization rates

•	Benefits from continuing cost reduction efforts

Conference Call

Investors may participate in the live conference call today at 10:00 a.m. EDT by dialing 1 (800) 230-1092 (toll-free domestic) or 1 (612) 332-0335 (international); passcode: MeadWestvaco. Please call to register at least 10 minutes before the conference call begins. The live conference call and presentation slides may be accessed on MWV’s website at www.mwv.com. After connecting to the home page, go to the Investors page and look for the link to the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the call will be available for one month via the telephone starting at 12:00 p.m. EDT on April 30, and can be accessed at 1 (800) 475-6701 (toll-free domestic) or 1 (320) 365-3844 (international); access code: 323581.

About MWV

MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy and infrastructure industries, and maximizes the value of its development land holdings. MWV’s network of 125 facilities and 16,000 employees spans North America, South America, Europe and Asia. The company has been recognized for financial performance and environmental stewardship with a place on the Dow Jones Sustainability World Index every year since 2004. Learn more at www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to maximize the value of its development land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)

	Three Months Ended March 31,
	2014	2013[1]
Net sales	$1,322	$1,311

Cost of sales	1,075	1,115
Selling, general and administrative expenses	161	168
Interest expense	53	39
Other income, net	(13)	(4)

Income (loss) from continuing operations before income taxes	46	(7)

Income tax provision (benefit)	15	(6)

Income (loss) from continuing operations	31	(1)

Income from discontinued operations, net of income taxes	—	13

Net income	31	12
Less: Income attributable to non-controlling interests, net of taxes	—	1

Net income attributable to the company	$31	$11

Income (loss) from continuing operations attributable to the company	$31	$(2)

Net income (loss) per diluted share attributable to the company:

Income (loss) from continuing operations	$0.18	$(0.01)
Income from discontinued operations	—	0.07

Net income attributable to the company	$0.18	$0.06

Shares used to compute net income per diluted share	173.5	176.4

[1]	Certain amounts in 2013 have been recast to conform to the presentation of discontinued operations of the forestry and certain mineral-related businesses that were sold on December 6, 2013.

MeadWestvaco Corporation and consolidated subsidiary companies

Consolidated Balance Sheets

In millions (Unaudited)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$332	$1,057
Accounts receivable, net	735	625
Inventories	731	686
Other current assets	128	108

Current assets	1,926	2,476

Property, plant, equipment and forestlands, net	3,646	3,647
Prepaid pension asset	1,507	1,475
Goodwill	718	716
Restricted assets held by special purpose entities	1,258	1,258
Other assets	700	713

	$9,755	$10,285

Liabilities and Equity
Accounts payable	$560	$563
Accrued expenses	392	534
Notes payable and current maturities of long-term debt	85	79

Current liabilities	1,037	1,176

Long-term debt	1,849	1,816
Non-recourse liabilities held by special purpose entities	1,112	1,112
Deferred income taxes	1,353	1,348
Other long-term obligations	745	734

Shareholders’ equity	3,500	3,944
Non-controlling interests	159	155

Total equity	3,659	4,099

	$9,755	$10,285

MeadWestvaco Corporation and consolidated subsidiary companies

Condensed Consolidated Statements of Cash Flow

In millions (Unaudited)

	Three Months Ended March 31,
	2014[1]	2013[1]
Cash flow from operating activities:
Net income	$31	$12
Discontinued operations	—	(13)
Depreciation, depletion and amortization	93	97
Deferred income taxes	7	(12)
Pension income	(30)	(20)
Changes in working capital	(213)	(182)
Payment of alternative minimum taxes – forestlands sale[2]	(98)	—
Other operating activities from continuing operations	3	8

Net cash used in continuing operations	(207)	(110)
Discontinued operations	(1)	23

Net cash used in operating activities	(208)	(87)

Cash flow from investing activities:
Capital expenditures	(66)	(115)
Other investing activities from continuing operations	6	2
Discontinued operations	—	1

Net cash used in investing activities	(60)	(112)

Cash flow from financing activities:
Proceeds from (payments of) debt and notes payable, net	33	(6)
Dividends paid - regular	(43)	(44)
Dividends paid - special	(175)	—
Stock repurchases	(305)	—
Other financing activities from continuing operations	30	7

Net cash used in financing activities	(460)	(43)

Effect of exchange rate changes on cash	3	(4)

Decrease in cash and cash equivalents	(725)	(246)

Cash and cash equivalents:
At beginning of period	1,057	663

At end of period	$332	$417

[1]	Cash flow from discontinued operations reflects the forestry and certain mineral-related businesses that were sold on December 6, 2013.
[2]	Represents alternative minimum taxes paid pursuant to the sale of approximately 500,000 acres of forestlands in the fourth quarter of 2013. This cash outflow is expected to be largely recovered by the end of 2016 through lower federal tax payments.

MeadWestvaco Corporation and consolidated subsidiary companies

Segment Information

In millions (Unaudited)

	Three Months Ended March 31,
	2014	2013
Sales
Food & Beverage	$763	$761
Home, Health & Beauty	205	188
Industrial	128	132
Specialty Chemicals	232	226
Community Development and Land Management	2	5

Total	1,330	1,312
Inter-segment eliminations	(8)	(1)

Consolidated total	$1,322	$1,311

Segment profit
Food & Beverage	$55	$40
Home, Health & Beauty	12	3
Industrial	16	11
Specialty Chemicals	51	49
Community Development and Land Management	(3)	(4)

Subtotal	131	99
Non-controlling interests	—	1
Corporate and Other [1]	(85)	(107)

Consolidated total [2]	$46	$(7)

[1]	Corporate and Other includes expenses associated with corporate support staff services, as well as income and expense items not directly associated with ongoing segment operations, such as restructuring charges, pension income, interest expense and income, certain non-controlling interest income and losses, certain legal settlements, and gains and losses on certain asset sales.
[2]	Represents income from continuing operations before income taxes.

MeadWestvaco Corporation and consolidated subsidiary companies

Use of Non-GAAP Measures

The company has presented certain financial measures, defined below, which have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and have provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures exclude items that management believes are not indicative of the ongoing operating results of the company.

Pre-tax Income, Net Income and Earnings Per Share – Ex-items

Results from continuing operations, adjusted to exclude the charges and benefits shown below, is not meant to be considered in isolation or as a substitute for pre- and after-tax income and earnings per share from continuing operations determined in accordance with GAAP. Set forth below is a reconciliation of pre- and after-tax income and earnings per share from continuing operations as calculated in accordance with GAAP to the respective financial measures on an adjusted basis.

In millions, except per share amounts (unaudited) First Quarter	2014 Pre-tax Income	2014 Net Income	2014 Earnings Per Share	2013 Pre-tax (Loss) Income	2013 Net (Loss) Income	2013 (Loss) Earnings Per Share
Income (loss) and earnings (loss) per share from continuing operations, as reported	$46	$31	$0.18	$(7)	$(2)	$(0.01)

Add:
Restructuring charges	39	25	0.15	27	18	0.10

Deduct:
Insurance settlement	(27)	(17)	(0.10)	—	—	—

Income and earnings per share from continuing operations, as adjusted	$58	$39	$0.23	$20	16	0.09

EBITDA and EBITDA Margins – Ex-items

Set forth below is a reconciliation of EBITDA and EBITDA Margins (ex-items) to the most directly comparable GAAP measures, Sales and Pre-tax Income.

($ in millions)	Sales	Pre-tax Income	Depreciation, depletion and amortization	EBITDA	EBITDA Margins
Three Months Ended March 31, 2014
Food & Beverage	$763	$55	$54	$109	14.3%
Home, Health & Beauty	205	12	17	29	14.1%
Industrial	128	16	10	26	20.3%
Specialty Chemicals	232	51	8	59	25.4%
Community Development and Land Management	2	(3)	—	(3)	NM

Total	1,330	131	89

Inter-segment eliminations	(8)	—	—

Non-controlling interests	—	—	—

Corporate and Other	—	(85)	4

Consolidated total	$1,322	$46 [3]	$93	$179 [1]	13.5%

Add: Restructuring charges				39
Deduct: Insurance settlement				(27)

EBITDA, as adjusted				$191	14.4%

Three Months Ended March 31, 2013
Food & Beverage	$761	$40	55	$95	12.5%
Home, Health & Beauty	188	3	17	20	10.6%
Industrial	132	11	10	21	15.9%
Specialty Chemicals	226	49	9	58	25.7%
Community Development and Land Management	5	(4)	—	(4)	NM

Total	1,312	99	91

Inter-segment eliminations	(1)	—	—

Non-controlling interests	—	1	—

Corporate and Other	—	(107)	6

Consolidated total	$1,311	$(7)[3]	$97	$127 [2]	9.7%

Add: Restructuring charges				27

EBITDA, as adjusted				$154	11.7%

[1]	Consolidated EBITDA for the first quarter of 2014 excludes $53 million of interest expense and $13 million of interest income.
[2]	Consolidated EBITDA for the first quarter of 2013 excludes $39 million of interest expense and $2 million of interest income.
[3]	Represents income from continuing operations before income taxes.

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